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                                                                     Exhibit 3.1


                   CERTIFICATE OF AMENDMENT AND RESTATEMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                          CITADEL HOLDING CORPORATION

                             A Nevada Corporation

  This Certificate of Amendment and Restatement (this "Certificate") is filed on behalf of Citadel Holding Corporation, a corporation organized under the laws of the State of Nevada (the "Corporation"), pursuant to Sections 78.380 and 78.403 of the Nevada Revised Statutes ("NRS"), and its incorporator does hereby certify:

     1. That the signor of this Certificate is the original sole incorporator of the Corporation.

     2. That the original Articles of Incorporation of the Corporation were filed in the Office of the Nevada Secretary of State on October 28, 1999.

     3. That as of the date of this Certificate, no stock of the Corporation has been issued.

     4. That the Articles of Incorporation of the Corporation are hereby amended as follows:

  4.1 Number of Authorized Shares; Par Value. The aggregate number of shares which the Corporation shall have authority to issue is one hundred forty million (140,000,000) shares to be designated respectively as "Class A Non-Voting Common Stock," "Class B Voting Common Stock" and "Preferred Stock" divided as follows:

     (a) Class A Non-Voting Common Stock. The total number of authorized shares of Class A Non-Voting Common Stock shall be one hundred million (100,000,000) shares with the par value of $.01 per share.

     (b) Class B Voting Common Stock. The total number of authorized shares of Class B Voting Common Stock shall be twenty million (20,000,000) shares with the par value of $.01 per share.

     (c) Preferred Stock. The total number of authorized shares of Preferred Stock shall be twenty million (20,000,000) shares with the par value of $.01 per share.

     (d) Increase or Decrease in Authorized Shares. The total number of authorized shares of Class A Non-Voting Common Stock, Class B Voting Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

  4.2 Class A Non-Voting Common Stock Voting Rights. Class A Non-Voting Common Stock shall have no voting rights; provided, however, that the holders of the Class A Non-Voting Common Stock will be entitled to vote as a separate class on any amendments to the Articles of Incorporation or any merger which would adversely affect their rights, privileges or preferences, or any liquidation or dissolution in which such holders would receive securities with rights, privileges and preferences less beneficial than those held by them as holders of Class A Non-Voting Common Stock.

  4.3 Class B Voting Common Stock Voting Rights. The holders of the Class B Voting Common Stock shall be entitled to one vote per one share of Class B Voting Common Stock on all matters submitted to the stockholders of the Corporation for a vote.

  4.4 Other Rights, Preferences and Privileges of Class A Non-Voting Common Stock and Class B Voting Common Stock. Except as otherwise specifically set forth herein with respect to voting, all shares of Class A Non-Voting Common Stock and Class B Voting Common Stock shall have the same rights, preferences and privileges with respect to dividends, distributions, or any liquidation or dissolution of the Corporation.

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4.5 Preferred Stock. The Preferred Stock may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

  5. That the text of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended and restated by this Certificate to read in full as follows:


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                          CITADEL HOLDING CORPORATION

                             A NEVADA CORPORATION


  I, the Undersigned, being the original incorporator herein named, for the purpose of forming a corporation under Chapter 78 of the Nevada Revised Statutes (the "NRS"), to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:


                                   ARTICLE I
                                     NAME

  The name of the corporation is Citadel Holding Corporation (the
"Corporation").


                                  ARTICLE II
                     RESIDENT AGENT AND REGISTERED OFFICE

  The name and address of the Corporation's resident agent for service of process is Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.


                                  ARTICLE III
                                    PURPOSE

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.


                                  ARTICLE IV
                                 CAPITAL STOCK

  4.1 Number of Authorized Shares; Par Value. The aggregate number of shares which the Corporation shall have authority to issue is one hundred forty million (140,000,000) shares to be designated respectively as "Class A Non-Voting Common Stock," "Class B Voting Common Stock" and "Preferred Stock" divided as follows:

     (e) Class A Non-Voting Common Stock. The total number of authorized shares of Class A Non-Voting Common Stock shall be one hundred million (100,000,000) shares with the par value of $.01 per share.

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     (f) Class B Voting Common Stock. The total number of authorized shares of
  Class B Voting Common Stock shall be twenty million (20,000,000) shares with the par value of $.01 per share.

     (g) Preferred Stock. The total number of authorized shares of Preferred Stock shall be twenty million (20,000,000) shares with the par value of $.01 per share.

     (h) Increase or Decrease in Authorized Shares. The total number of authorized shares of Class A Non-Voting Common Stock, Class B Voting Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

  4.2 Class A Non-Voting Common Stock Voting Rights. Class A Non-Voting Common Stock shall have no voting rights; provided, however, that the holders of the Class A Non-Voting Common Stock will be entitled to vote as a separate class on any amendments to the Articles of Incorporation or any merger which would adversely affect their rights, privileges or preferences, or any liquidation or dissolution in which such holders would receive securities with rights, privileges and preferences less beneficial than those held by them as holders of Class A Non-Voting Common Stock.

  4.3 Class B Voting Common Stock Voting Rights. The holders of the Class B Voting Common Stock shall be entitled to one vote per one share of Class B Voting Common Stock on all matters submitted to the stockholders of the Corporation for a vote.

  4.4 Other Rights, Preferences and Privileges of Class A Non-Voting Common Stock and Class B Voting Common Stock. Except as otherwise specifically set forth herein with respect to voting, all shares of Class A Non-Voting Common Stock and Class B Voting Common Stock shall have the same rights, preferences and privileges with respect to dividends, distributions, a liquidation of the Corporation or otherwise.

  4.5 Preferred Stock. The Preferred Stock may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.


                                   ARTICLE V
                                   DIRECTORS

  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which initially shall consist of one director. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased as provided in the bylaws; provided, however that the number of directors shall not exceed ten. The name and address of the initial member of the board of directors is as follows:

                   Name                            Address
                   ----                            -------
S. Craig Tompkins.......................    c/o Craig Corporation
                                            550 South Hope Street, Suite 1825
                                            Los Angeles, California 90071


                                  ARTICLE VI
                                    BYLAWS

  In furtherance and not in limitation of the powers conferred upon the board of directors of the Corporation by the NRS, the board of directors shall have the power to alter, amend, change, add to and repeal, from time to time, the bylaws of the Corporation, subject to the rights of the stockholders entitled to vote with respect thereto to alter, amend, change, add to and repeal the bylaws adopted by the directors of the Corporation.

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                                  ARTICLE VII
                             ELECTION OF DIRECTORS

  Unless the bylaws of the Corporation provide for the division of the directors into classes and except as may otherwise be provided in the bylaws of the Corporation, all directors shall be elected to hold office until their respective successors are elected and qualified, or until their earlier resignation or removal, at the annual meeting of the stockholders, whether telephonic or not, within or without the State of Nevada or by written consent and such election need not be by written ballot.


                                 ARTICLE VIII
                                SALE OF ASSETS

  In furtherance of the powers conferred on the stockholders of the Corporation by the NRS, the stockholders of the Corporation shall have the power to vote on any proposed sale of substantially all of the Corporation's assets.


                                  ARTICLE IX
                    AMENDMENT OF ARTICLES OF INCORPORATION

  In the event the board of directors of the Corporation determines that it is in the Corporation's best interest to amend these Articles of Incorporation, the board of directors shall adopt a resolution setting forth the proposed amendment and declaring its advisability and submit the matter to the stockholders entitled to vote thereon for the consideration thereof in accordance with the provisions of the NRS and these Articles of Incorporation. In the resolution setting forth the proposed amendment, the board of directors may insert a provision allowing the board of directors to later abandon the amendment, without concurrence by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State.


                                   ARTICLE X
                                  INCORPORATOR

  The name and address of the incorporator of the Corporation is Elizabeth A. Savage, Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.


                                  ARTICLE XI
                     ACQUISITIONS OF CONTROLLING INTEREST

  The Corporation elects not to be governed by the provisions of Chapters 78.378 to 78.3793, inclusive, of the NRS pertaining to acquisitions of controlling interest.


                                  ARTICLE XII
                   COMBINATIONS WITH INTERESTED STOCKHOLDERS

  The Corporation elects not to be governed by the provisions of Chapters 78.411 to 78.444, inclusive, of the NRS pertaining to combinations with interested stockholders.

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                                 ARTICLE XIII
                      DIRECTORS' AND OFFICERS' LIABILITY

  A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

  In Witness Whereof, the undersigned has executed this Certificate of Amendment
and Restatement as of the                 day of                          ,
1999.



                                ____________________________________________
                                Elizabeth A. Savage, Incorporator

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